Exhibit 99.2

CERTIFICATION OF CFO and CEO  PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cyberlux Incorporation, (the "Company ") on Form 10-KSB  for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David D. Downing, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that :

(3)   The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(4)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By : /s/ David D. Downing
David D. Downing
CFO

April 7, 2003